                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         CHART HOUSE ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies.

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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

                              [CHARTHOUSE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

To the Stockholders of
  Chart House Enterprises, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), will be held at One North Franklin Street, 3rd Floor, Chicago, Illinois 60606, on Tuesday, May 18, 1999 at 11:00 a.m. local time for the following purposes:

     1. To elect seven directors; and

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company at 640 North LaSalle Street, Suite 295, Chicago, Illinois, during the ten days prior to the Annual Meeting.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy. We hope that you will take this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed proxy in the postage paid, return envelope provided or by casting your vote in person at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Susan Obuchowski

                                              Susan Obuchowski
                                              Secretary

March 29, 1999
Chicago, Illinois

                         CHART HOUSE ENTERPRISES, INC.

                            640 North LaSalle Street
                               Chicago, IL 60610
                      ------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999
                      ------------------------------------

GENERAL INFORMATION ON THE MEETING

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (including any adjournments or postponements thereof) to be held at One Franklin Street, 3rd Floor, Chicago, Illinois, 60606, on Tuesday, May 18, 1999, at 11:00 a.m., local time.

     The entire cost of soliciting Proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, Proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile transmission or personal interview. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). This Proxy Statement, the accompanying form of Proxy and the other enclosed documents are first being mailed to stockholders of the Company on or about March 29, 1999.

RECORD DATE AND VOTING

     Only stockholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on the Record Date, 11,762,561 shares of the Company's Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting. A list of stockholders will be available for examination by stockholders at the Annual Meeting.

     The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the directors.

     All outstanding shares of the Company's Common Stock vote together as a single class. Assuming a quorum is present, the election of seven directors will be determined by a plurality of the votes cast. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives the requisite affirmative votes. For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 22, 1999 (unless otherwise indicated in a footnote), information concerning the beneficial ownership of voting securities of the Company by the persons who are known by the Company to own beneficially more than 5% of the outstanding shares of the Company's voting stock.

                      NAME AND ADDRESS          AMOUNT AND NATURE OF
TITLE OF CLASS       OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
--------------       -------------------       -----------------------   ----------------
Common Stock    Samstock, L.L.C.                    1,891,522(2)              28.9%

                Samstock/ZFT, L.L.C.                  705,808(2)

                Chart House Investors, L.L.C.         428,591(2)

                F. Philip Handy, as Trustee           103,539(2)
                  of Blaine Trust

                Robert Saltsman                         4,137(2)

                Thomas and Donna Gaffney, as           20,708(2)
                  tenants by the entirety

                Richard Melman, Trustee of             43,478(2)
                  the Richard Melman
                  Revocable Trust U/T/A
                  1/16/82

                MelChart, LLC                         202,217(2)
                (see footnote 2 below for
                  addresses)
Common Stock    Metropolitan Life Insurance         1,159,475(3)               9.9%
                  Co.
                One Madison Avenue
                New York, NY 10010-3690
Common Stock    Pioneer Investment                    770,000(4)               6.5%
                  Management, Inc.
                  a/k/a Pioneering Management
                  Corp.
                60 State Street
                Boston, MA 02109
Common Stock    Dimensional Fund Advisors             605,400(5)               5.1%
                  Inc.
                1299 Ocean Avenue, 11(th)
                  Floor
                Santa Monica, CA 90401
Common Stock    The TCW Group, Inc.                   603,600(6)               5.1%
                865 South Figueroa Street
                Los Angeles, CA 90017
                AND
                Robert Day
                200 Park Avenue, Suite 2200
                New York, NY 10166

-------------------------
(1) The amounts of Common Stock beneficially owned is reported on the basis of regulations of the Securities and Exchange Commission (the "SEC") governing the determination of beneficial ownership of securities.

(2) Based upon information received from the stockholders and pursuant to the Stockholder's Agreement dated October 1, 1997 among the referenced entities. According to such Stockholder's Agreement each entity/Stockholder appointed

    Samstock, L.L.C., its true and lawful attorney and proxy during the period of such Stockholder's Agreement, to appear for, represent, and vote the shares held by each Stockholder, as defined in the Stockholder's Agreement, subject to the voting restrictions contained in such Stockholder's Agreement. The addresses for these entities are as follows: Samstock, L.L.C., Samstock/ZFT, L.L.C. and Chart House Investors, L.L.C., c/o Equity Group Investments, L.L.C, Two North Riverside Plaza, Suite 600, Chicago, IL 60606; F. Philip Handy, as Trustee of Blaine Trust, Robert Saltsman and Thomas Gaffney and Donna Gaffney, as tenants by the entirety, 222 West Comstock, Winter Park, FL 32789; Richard Melman, Trustee of the Richard Melman Revocable Trust U/T/A 1/16/82 and Melchart, L.L.C., 5419 N. Sheridan Road, Chicago, IL 60640.

(3) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, Metropolitan Life Insurance Company has sole voting and dispositive power of the shares reported herein.

(4) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, Pioneer Investment Management, Inc. is an Investment Advisor under Section 203 of the Investment Advisors Act of 1940 ("Investment Act").

(5) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, Dimensional Fund Advisors Inc. is an Investment Advisor registered under Section 203 of the Investment Act and furnishes advice to four investment companies registered under the Investment Act and serves as investment manager to certain other investment vehicles, including co-mingled group trusts. In its role as investment advisor and manager, Dimensional possesses both voting and investment power. All shares reported herein are owned by the investment companies or vehicles and Dimensional disclaims beneficial ownership of such shares.

(6) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, The TCW Group, Inc. and Robert Day (an individual who may be deemed to control The TCW Group, Inc. and other entities) which hold shares of Common Stock, are a parent holding company or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G). Various persons other than those described herein have the right to receive or the power to direct receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported herein.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     There are currently seven directors on the Company's Board. Each of the current directors has consented to be a nominee and has agreed to serve if elected. The proxy holders will vote the proxies received by them for all seven nominees if so instructed on a proxy card, or if no instruction is given, or in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors. Set forth opposite the name of each director is his or her age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the director as of March 22, 1999. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his or her duties as a director of the Company.

                                                                              YEAR FIRST
NAME                             AGE          PRINCIPAL OCCUPATION          BECAME DIRECTOR
----                             ---          --------------------          ---------------
Samuel Zell....................  57    Samuel Zell has been Chairman of          1997
                                       the Board of the Company since May
                                       1998. Mr. Zell has been Chairman of
                                       Equity Group Investments, L.L.C., a
                                       private investment firm, since 1999
                                       and had been Chairman of the Board
                                       of Equity Group Investments, Inc.,
                                       a private investment firm, for more
                                       than five years before 1999. Mr.
                                       Zell serves as Chairman of the
                                       board of directors of Anixter
                                       International Inc., American
                                       Classic Voyages Co., Capital Trust,
                                       Inc., Jacor Communications, Inc.
                                       and Manufactured Home
                                       Communities,Inc. Mr. Zell also
                                       serves as Chairman of the boards of
                                       trustees of Equity Residential
                                       Properties Trust and Equity Office
                                       Properties Trust. Mr. Zell is a
                                       director of Fred Meyer, Inc. and
                                       Davel Communications, Inc. He is a
                                       non-executive director of RAMCO
                                       Energy-plc.
Thomas J. Walters..............  40    Thomas J. Walters has been                1998
                                       President and Chief Executive
                                       Officer of the Company since
                                       November 1998 and had been Chief
                                       Operating Officer from February 23,
                                       1998 until November 1998. From
                                       March 1995 until February 1998, Mr.
                                       Walters had been President of
                                       Morton's of Chicago ("Morton's")
                                       restaurants nationwide. He also
                                       held the positions at Morton's of
                                       Vice President of Operations and
                                       Regional Manager from March 1993 to
                                       March 1995. Prior to Mr. Walters
                                       association with Morton's, he was
                                       Director of Food and Beverage with
                                       the Ritz Carlton Hotel Corporation
                                       for six years. He also has held
                                       positions as Director of Food and
                                       Beverage for the La Costa Resort &
                                       Spa and Director of Catering and
                                       Banquet for the Hyatt Hotels
                                       Corporation.

                                                                              YEAR FIRST
NAME                             AGE          PRINCIPAL OCCUPATION          BECAME DIRECTOR
----                             ---          --------------------          ---------------
Barbara R. Allen...............  46    Barbara R. Allen has been President       1998
                                       of Corporate Supplier Solutions
                                       Division of Corporate Express, an
                                       office products supplier to
                                       businesses in the U.S. and
                                       internationally, since September
                                       1998. Prior to joining Corporate
                                       Express, she spent 23 years at The
                                       Quaker Oats Company. She served as
                                       Executive Vice President of
                                       International Foods of Quaker from
                                       1995 through September 1998 and
                                       held other positions within Quaker
                                       including Vice President of
                                       Corporate Planning (1992 -- 1995);
                                       President of the Frozen Foods
                                       Division (1990 -- 1992); Vice
                                       President of Marketing
                                       (1987 -- 1990); and Director of
                                       Marketing (1985 -- 1987). Ms. Allen
                                       serves on the board of directors of
                                       Maytag Corporation.
Linda Walker Bynoe.............  46    Linda Walker Bynoe has been               1998
                                       President, Chief Executive Officer
                                       and a principal of Telemat, Ltd., a
                                       private investment and financial
                                       services firm, since June 1989. She
                                       was employed by the investment
                                       banking firm of Morgan Stanley &
                                       Company starting in July 1978, and
                                       held the position of Vice President
                                       from December 1984 to May 1989.
                                       From June 1975 to September 1976,
                                       Ms. Bynoe was an associate with
                                       Arthur Andersen & Co. Ms. Bynoe
                                       serves on the boards of directors
                                       of American Odyssey Funds, Inc. and
                                       Walden Residential Properties, Inc.

                                                                              YEAR FIRST
NAME                             AGE          PRINCIPAL OCCUPATION          BECAME DIRECTOR
----                             ---          --------------------          ---------------
William M. Diefenderfer III....  52    William M. Diefenderfer III has           1991
                                       been a partner in the law firm of
                                       Diefenderfer, Hoover, Boyle & Wood
                                       for more than five years. He was
                                       Deputy Director of the Office of
                                       Management and Budget from February
                                       1989 to May 1991. He served in the
                                       Ford White House, as Chief Counsel
                                       on two U.S. Senate Committees and
                                       Counsel to a committee in the House
                                       of Representatives. Mr.
                                       Diefenderfer serves on the board of
                                       directors of the Student Loan
                                       Marketing Association, a wholly
                                       owned subsidiary of SLM, Inc., a
                                       New York Stock Exchange company.
F. Philip Handy................  54    F. Philip Handy is a private              1997
                                       investor. He had been the Acting
                                       Chief Executive Officer of the
                                       Company from December 1997 until
                                       November 1998. He had been a
                                       managing director of EGI Corporate
                                       Investments, a division of Equity
                                       Group Investments, Inc., from March
                                       1997 until December 1998. Mr. Handy
                                       had been Chairman and President of
                                       Winter Park Capital Company, a
                                       private investment firm he founded
                                       in 1980, until March 1997. He
                                       serves on the boards of directors
                                       of Anixter International Inc.,
                                       Banca Quadrum, Davel
                                       Communications, Inc., Jacor
                                       Communications, Inc. and Transmedia
                                       Network Inc.
Stephen Ottmann................  44    Stephen Ottmann has been President        1998
                                       and Chief Operating Officer of
                                       Lettuce Entertain You Enterprises,
                                       Inc. ("Lettuce Entertain You")
                                       since February 1998. From January
                                       1996 to February 1998, Mr. Ottmann
                                       was Executive Vice President and
                                       Chief Operating Officer of Lettuce
                                       Entertain You. He also held the
                                       positions of Partner and Divisional
                                       Vice President at Lettuce Entertain
                                       You from March 1984 to January
                                       1996.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
                                     ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings and took various actions by unanimous written consent during 1998. Each director attended at least 75% of the total number of meetings of the Board of Directors and of Board committees of which he or she was eligible to attend, except for William E. Mayer who did not stand for election at the 1998 Annual Meeting and attended one out of three meetings he was eligible to attend.

     The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Performance Compensation Committee and the Nominating Committee.

     Audit Committee. The Audit Committee, which held three meetings in 1998, has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Audit Committee's functions include:
(i) to make recommendations concerning the selection of independent auditors;
(ii) to review the scope of the annual audit to be performed by the independent auditors; (iii) to review the results of those audits; and (iv) to meet periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters. The Audit Committee consists of Mmes. Allen and Bynoe and Mr. Diefenderfer.

     Compensation Committee. The Compensation Committee, which held three meetings in 1998, reviews and makes recommendations to the Board on the compensation and benefits payable to the officers and key employees of the Company and is responsible for administering the Company's stock option and incentive compensation plans. The Compensation Committee consists of Messrs. Diefenderfer and Handy and Ms. Bynoe.

     Performance Compensation Committee. The Performance Compensation Committee, which held two meetings in 1998, sets Company policy and authorizes actions to be taken with respect to any performance compensation matters as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to granting stock options and administering the Company's stock option plans with respect to executive officers, and is comprised solely of "outside" directors independent of management within the meaning of Section 162(m) of the Code. The Performance Compensation Committee consists of Ms. Bynoe and Mr. Diefenderfer.

     Nominating Committee. The Nominating Committee, which held one meeting in 1998, is responsible for (i) recommending nominees for election as directors and for appointment as directors to fill vacancies; (ii) considering any nominations for election as director submitted by stockholders; and (iii) making recommendations concerning the organization and size of the Company's Board of Directors and committees of the Board. The Nominating Committee consists of Messrs. Ottmann and Zell and Ms. Allen. Stockholders who want to submit recommendations of nominees for election as directors should submit the recommendations to the Company at its executive offices stating in detail the qualifications of the proposed candidates.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee to its non-employee directors of $15,000. Such fees are paid in stock pursuant to the 1996 Non Employee Director Stock Compensation Plan. In addition, each continuing non-employee director is granted annually on the date of the Company's Annual Meeting options to purchase 2,500 shares of the Company's Common Stock. Such stock options become exercisable over a two-year period.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for services in all capacities to the Company for the fiscal years ended December 28, 1998, December 29, 1997 and December 30, 1996, of those persons who were, during the fiscal year ended December 28, 1998 (i) the chief executive officer, or acting in that capacity and (ii) the other most highly compensated executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                                                AWARDS
                                                             ------------
                                                              SECURITIES
                                      ANNUAL COMPENSATION     UNDERLYING
                                      -------------------      OPTIONS         ALL OTHER
NAME AND PRINCIPAL OCCUPATION  YEAR   SALARY($)  BONUS($)     GRANTED(#)    COMPENSATION($)
-----------------------------  ----   ---------  --------    ------------   ---------------
F. Philip Handy............    1998           0        0             0               0
  Acting Chief                 1997           0        0       102,500               0
  Executive Officer(1)         1996           0        0             0               0
Thomas J. Walters..........    1998     211,154  155,000(2)    285,000               0
  President and Chief          1997           0        0             0               0
  Executive Officer            1996           0        0             0               0
Cynthia T. Quigley.........    1998     103,173   61,250(4)     75,000          41,784(5)
  Vice President -- Finance    1997           0        0             0               0
  and Chief Financial          1996           0        0             0               0
  Officer(3)

-------------------------

(1) Mr. Handy assumed the duties and responsibilities of chief executive officer on December 11, 1997 and relinquished them on November 2, 1998, upon the promotion of Mr. Walters to Chief Executive Officer.

(2) Includes a $75,000 signing bonus.

(3) Ms. Quigley resigned her positions with the Company as of March 26, 1999.

(4) Includes a $15,000 signing bonus.

(5) Includes $41,784 of expenses for relocating Ms. Quigley to Chicago, IL.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                        INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                       ----------------------------------------------------      ANNUAL RATES OF
                       NUMBER OF     % OF TOTAL                                    STOCK PRICE
                       SECURITIES     OPTIONS                                   APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE OR                   OPTION TERM(1)
                        OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                   GRANTED(#)       1998         ($/SH)         DATE       5%($)       10%($)
----                   ----------   ------------   -----------   ----------    -----       ------
F. Philip Handy......         0           0%            --             --          --           --
Thomas J. Walters....   160,000        24.3%          7.00         3/4/08     704,362    1,784,992
                        100,000        15.2%          7.00         3/4/08     440,226    1,115,620
                         25,000         3.8%          4.25        11/2/08      66,820      169,335
Cynthia T. Quigley...    75,000        11.4%          8.25         6/1/08     389,129      986,128

-------------------------

(1) Potential realizable value amounts are based on an assumption that the Company's stock price will appreciate at the annual compounded rates shown over the ten-year option terms. There can be no assurances that the stock price will appreciate at these rates or experience any appreciation at all.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                             SHARES        VALUE             OPTIONS AT                 AT DECEMBER 28,
                           ACQUIRED ON    REALIZED      DECEMBER 28, 1998 (#)             1998($)(1)
         NAME              EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
         ----              -----------    --------    -------------------------    -------------------------
F. Philip Handy........         0            0              101,250/1,250                        0/0
Thomas J. Walters......         0            0                  0/285,000                   0/43,750
Cynthia T. Quigley.....         0            0                   0/75,000                        0/0

-------------------------

(1) Value is based on the closing price on the New York Stock Exchange of the Company's Common Stock on that date ($6.00). There is no negative value attributed to options which have exercise prices higher than the closing market price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Diefenderfer and Handy and Ms. Bynoe were members of the Compensation Committee during 1998. Mr. Handy, a director of the Company, serves as a member of the compensation committee of Jacor Communications, Inc., and Mr. Zell, a director of the Company, is an executive officer and director of Jacor Communications, Inc.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Performance Compensation Committee of the Board of Directors is responsible for reviewing and determining the compensation of the executive officers of the Company, administering the Company's executive compensation plans, including incentive compensation, the stock option plan as it relates to the executive officers, and making recommendations to the Board of Directors regarding the adoption of new executive compensation plans.

     The Compensation Committee is responsible for reviewing and determining the compensation of all other officers and the general administration of the stock option plan and other employee benefit plans.

COMPENSATION PHILOSOPHY

     The Performance Compensation Committee's primary objective in developing and administering the Company's executive compensation system is to attract and motivate a quality management team to increase stockholder value. The Company's compensation system emphasizes incentives tied to the attainment of financial performance goals.

     The executive compensation system consists of three major components: base salary, annual incentive and long-term incentive compensation.

     BASE SALARY. Base salaries for executives are established at a level commensurate with the executive's position in the Company and relative to peers in other companies. Annual base salary increases generally are made based on performance evaluations and in recognition of added duties and responsibilities taken on by the executive.

     ANNUAL INCENTIVE COMPENSATION. The Company has traditionally, but not exclusively, relied on incentive bonus compensation as a major component of executive compensation. Under the Corporate Management Compensation Plan, annual bonuses are earned based primarily on the Company's financial performance as measured against budget targets, and secondarily on the performance of the individual management employee as measured against performance criteria established by the employee and his or her supervisor.

     The maximum annual bonus available under the Corporate Management Compensation Plan ranged from 10% to 60% of base salary during 1998, depending on the individual's position in the Company.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided to Company executives in the form of stock option grants under the Company's 1996 Stock Option Plan. The Performance Compensation Committee believes that equity incentives are an effective way of motivating management to increase value to the stockholder and that stock options are the most appropriate type of equity incentive given the characteristics of the Company and its management team.

1998 EXECUTIVE OFFICER COMPENSATION

     During 1998, the Company hired a new Chief Financial Officer, the only executive officer other than the Chief Executive Officer. Her base salary and bonus range were determined by the Performance Compensation Committee based on recommendations made by the Acting Chief Executive Officer and the President and Chief Operating Officer and information regarding industry peer group compensation.

     Bonus compensation paid to such executive officer during 1998 consisted of a $15,000 signing bonus and a bonus for 1998 of $46,250, the minimum amount guaranteed to Ms. Quigley when she joined the Company.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

     During most of 1998, Mr. Handy continued as acting Chief Executive Officer of the Company. In November 1998, Mr. Walters, who became President and Chief Operating Officer of the Company in February 1998, was promoted to President and Chief Executive Officer. Mr. Walters' base salary and bonus range were determined by the Performance Compensation Committee based on recommendations of Mr. Handy and information regarding industry peer group compensation.

     Mr. Walters received a $75,000 signing bonus at the time he joined the Company in February. The Performance Compensation Committee increased his annual target bonus to 60% from 50% of his base salary with his promotion to Chief Executive Officer. Mr. Walters received a bonus for 1998 of $80,000, relating to his individual performance in 1998, under the Corporate Management Compensation Plan.

     Mr. Handy did not receive any compensation from the Company during fiscal 1998 for his duties as Acting Chief Executive Officer.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. For 1998, the Performance Compensation Committee does not expect that Section 162(m) will limit the Company's deductibility of compensation paid to any of its executive officers.

     Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance goal, are satisfied. In some cases, it may be necessary in order to attract, retain and incentivize certain individuals to grant options or other performance-based compensation without satisfying the procedural requirements under Section 162(m). The Compensation Committee believes that grants of options at or above then-current market price under the 1996 Stock Option Plan qualify for full deductibility under Section 162(m).

                                              Respectfully submitted,
                                              Linda Walker Bynoe
                                              William M. Diefenderfer III

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, the Company retained the services of Rosenberg & Liebentritt, P.C., a law firm which performs legal services exclusively for entities in which Mr. Zell has an interest. During 1998, the Company also retained EGI Risk Services, Inc., which reviews, obtains and/or renews insurance policies, and EGI Corporate Investments, which provides assistance to the Company in strategic planning, financings and transactions. Both of these companies are affiliated with Mr. Zell. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained with other independent parties. During 1998, the Company paid these entities approximately $1.0 million.

     During 1998, the Company also retained Lettuce Entertain You Enterprises, Inc. ("LEYEI") as a consultant to evaluate the Company's business operations and restaurant concepts and develop new concepts and menu offerings. The Company paid LEYEI a total of $1,103,000 in fees and expenses during the year ended December 28, 1998. Mr. Ottmann, a director of the Company, is President, Chief Operating Officer and a minority shareholder of LEYEI.

                               PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock with the performance of the New York Stock Exchange Market Index and a restaurant industry peer group index (Standard Industrial Classification (SIC) Code 5812-Eating Places) for the five fiscal year period ended December 28, 1998. The graph assumes that the value of an investment in the Company's Common Stock and each index was $ 100 on December 31, 1993.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE
               COMPANY, THE NEW YORK STOCK EXCHANGE MARKET INDEX*
                                AND A PEER GROUP

                                    [GRAPH]

----------------------------------------------------------------------------------------------
                                   1993      1994      1995      1996      1997      1998
----------------------------------------------------------------------------------------------
 CHT                              100.00    78.13      50.00     41.67     54.17     50.00
----------------------------------------------------------------------------------------------
 New York Stock Exchange
 Market Index*                    100.00    98.06     127.15    153.16    201.50    239.77
----------------------------------------------------------------------------------------------
 Peer Group (SIC CODE 5812)       100.00    87.58     119.93    125.73    132.33    178.78
----------------------------------------------------------------------------------------------

* This index was identified as the Dow Jones Equity Market in the Company's Proxy Statement for the 1998 Annual Meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 22, 1999, information concerning the number of shares of the Company's Common Stock, and options to purchase Common Stock that are currently exercisable, or exercisable within 60 days of the date of this table, beneficially owned by each of the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

                                                          SHARES UPON
                                          SHARES OF       EXERCISE OF               PERCENT OF
NAME OF BENEFICIAL HOLDER              COMMON STOCK(1)      OPTIONS     TOTAL(1)      CLASS
-------------------------              ---------------    -----------   ---------   ----------
Barbara R. Allen.....................         1,739           1,250         2,989         *
Linda Walker Bynoe...................         3,739           1,250         4,989         *
William M. Diefenderfer III..........        70,344(2)        3,750        74,094         *
F. Philip Handy......................     3,400,000(3)      102,500     3,502,500      29.5%
Stephen Ottmann......................         6,087(4)        1,250         7,337         *
Thomas J. Walters....................            --          65,000        65,000         *
Samuel Zell..........................     3,400,719(3)        2,500     3,403,219      28.9%
Cynthia T. Quigley...................            10              --            10         *
All directors and executive officers
  as a group (8 persons) including
  the above-named persons............     3,478,290         177,500     3,655,790      30.6%

-------------------------
 *  Less than one percent.

(1) The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Includes 31,469 shares owned directly by Mr. Diefenderfer, 3,255 shares owned by Mr. Diefenderfer in an individual retirement account, 720 shares owned in a supplemental executive retirement plan, 2,100 shares owned by an independent trustee for the benefit of Mr. Diefenderfer's two sons, 3,300 shares owned by Mr. Diefenderfer as a custodian for his two sons, and 29,500 shares owned by his wife. Mr. Diefenderfer disclaims beneficial ownership of the 29,500 shares owned by his wife.

(3) Includes 1,860,000 shares owned by Samstock, L.L.C., 705,808 shares owned by Samstock/ZFT, L.L.C., 428,591 shares owned by Chart House Investors, L.L.C., 103,539 shares owned by F. Philip Handy, as Trustee of the Blaine Trust, 4,137 shares owned by Robert Saltsman, 20,708 shares owned by Thomas Gaffney and Donna Gaffney, as tenants by the entirety, 43,478 shares owned by Richard Melman as Trustee of the Richard Melman Revocable Trust U/T/A and 202,217 owned by MelChart, LLC. According to the Stockholder's Agreement among these noted entities, each entity/Stockholder appointed Samstock, L.L.C. its true and lawful attorney and proxy during the period of said Stockholder's Agreement, to appear for, represent, and vote the shares held by each Stockholder, as defined in the Stockholder's Agreement, subject to the voting restrictions contained in said Agreement. The Stockholder's Agreement also reflects an option for Mr. Handy to acquire 163,581 of the shares owned by Chart House Investors, L.L.C. Mr. Handy and Mr. Zell have disclaimed beneficial ownership of 3,038,541 and 605,416 shares, respectively.

(4) Includes 4,348 shares owned indirectly by Mr. Ottmann as trustee under a revocable trust, which owns a 2.15% non-managing member interest in MelChart, LLC, which owns 202,217 shares subject to the Stockholder's Agreement referenced in footnote (2) above.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during 1998 its Reporting Persons complied with all requirements applicable to them.

                                    AUDITORS

     Arthur Andersen LLP served as the Company's auditors for the year ended December 28, 1998. The Audit Committee intends to make a future recommendation to the Board concerning the selection of the Company's auditors for the current fiscal year which began December 29, 1998. There have been no disagreements between the Company and its auditors relating to accounting procedures, financial statement disclosures, or related items. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2000 Annual Meeting must submit such proposal so that it is received by the Company no later than November 30, 1999. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

     Pursuant to the Company's Bylaws, no nomination for election of directors will be considered properly brought before the next annual meeting by a stockholder unless notice is received by the Company not fewer than ninety (90) days prior to the meeting. Unless fewer than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to Stockholders, no business proposal will be considered properly made at the next annual meeting by a stockholder, unless notice is received by the Company not less than thirty-five (35) days prior to the meeting. All notices received must contain certain information required by the Bylaws and SEC rules and regulations.

                                 MISCELLANEOUS

     The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report for the year ended December 28, 1998 is being mailed to stockholders together with this Proxy Statement.

     THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AND ANY DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, CHART HOUSE ENTERPRISES, INC., 640 NORTH LA SALLE STREET, SUITE 295, CHICAGO, IL 60610.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors
                                              [Susan Obuchowski signature]
                                              Susan Obuchowski
                                              Secretary

March 29, 1999
Chicago, Illinois



                                                                                                   PLEASE MARK
                                                                                                   YOUR VOTES
                                                                                                   THIS WAY                  [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                                            WITHHELD
                                                                FOR         FOR ALL           I PLAN TO ATTEND MEETING       [ ]
Proposal 1 - ELECTION OF SEVEN DIRECTORS
Nominees:  Barbara R. Allen, Linda Walker Bynoe,
William M. Diefenderfer III, F. Philip Handy, Stephen
Ottmann, Thomas J. Walters and Samuel Zell.                     [ ]           [ ]


WITHHELD FOR (Write name of nominee(s) in                                                COMMENTS/ADDRESS CHANGE
space provided below).                                                                   Please mark this box if you have
                                                                                         any written comments/address
                                                                                         change on the reverse side.         [ ]


________________________________________




And on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.


SIGNATURE(S)                                     DATE
            ------------------------                 --------------------------
Note:  Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.


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                       /\ FOLD AND DETACH HERE /\

                          CHART HOUSE ENTERPRISES, INC.
                 640 N. LASALLE STREET, CHICAGO, ILLINOIS 60610
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS



SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      The undersigned stockholder of Chart House Enterprises,
             Inc., a Delaware corporation (the "Company"), hereby appoints F. PHILIP HANDY and THOMAS J. WALTERS, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 1999, at 11:00 a.m., Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

                      The votes entitled to be cast by the undersigned will be
             cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director as described in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.





=
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE



(Continued
and to be signed on other side)







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                         /\  FOLD AND DETACH HERE /\